Exhibit 10.25

AMENDMENT NO. 1 TO THE HEXCEL CORPORATION

NONQUALIFIED DEFERRED COMPENSATION PLAN,

AS AMENDED AND RESTATED AS OF DECEMBER 31, 2008

The Hexcel Corporation Nonqualified Deferred Compensation Plan, as amended and restated as of December 1, 2008, is further amended, effective May 6, 2020, by striking the period at the end of Section 2.5(b), and adding in its place the following:

, provided, however, that anything to the contrary in this Plan notwithstanding, effective for Compensation paid on or after June 5, 2020, this Section 2.5(b) shall be applied by substituting the figure “0%” for the figure “3%” where the latter figure appears in this Section 2.5(b).  The immediately foregoing proviso will not affect Nonqualified Matching Contributions credited to the Company Accounts of Participants before June 5, 2020, but will be applicable for Compensation paid on or after June 5, 2020 through and including December 31, 2020, and (subject to the Company’s reserved authority to further amend this Plan), for each Plan Year beginning on or after January 1, 2021.